ITRON SUBSIDIARIES AND AFFILIATED COMPANIES

Domestic Subsidiaries:                    International Subsidiaries:

Itron, Inc.                               Itron Canada, Ltd.   (Canada)
Corporate Headquarters                    160 Wilkinson Rd., #22
2818 N. Sullivan Rd.                      Brampton, ON.  L6T 4Z4
Spokane, WA. 99216-1897
P.O. Box 15288 Spokane, WA. 99215-5288    Itron S.A.   (France)
                                          Immeuble Merblanc
Utility Translation Systems, Inc.         1, rue du Port au Prince
200 UTS Centre                            38200 Vienne, France
5909 Falls of the Neuse Road
Raleigh, North Carolina, 27609            Itron Ltd.   (England)
                                          Kilnbrook House
Genesis Services Pittsburgh, Inc.         Rose Kiln Lane
N 2818 Sullivan Rd                        Reading, Berkshire RG2 0BY
Spokane, WA  99216                        United Kingdom

Genesis Services Portland, Inc            Itron Australisia Pty Ltd. (Australia)
N 2818 Sullivan Rd                        BHP Building
Spokane, WA  99216                        Level 6, 55 Sussex Street

Itron International, Inc
N 2818 Sullivan Rd
Spokane, WA  99216

Itron Finance, Inc.
N 2818 Sullivan Rd
Spokane, WA  99216

Itron Connecticut Finance, Inc
N 2818 Sullivan Rd
Spokane, WA  99216